Exhibit 10.2

Execution Version

VOTING AGREEMENT

Dated as of May 10, 2017

by and among

DOUBLE EAGLE PARENT, INC.,

INC RESEARCH HOLDINGS, INC.

and

THE STOCKHOLDERS OF

DOUBLE EAGLE PARENT, INC.

LISTED ON THE SIGNATURE PAGES HERETO

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 10, 2017 (this “Agreement”), by and among INC Research Holdings, Inc., a Delaware corporation (“Parent”), Double Eagle Parent, Inc., a Delaware corporation (the “Company”), and the entities listed on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement (as herein defined).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) holder of the number of shares of common stock, par value $0.0001 per share (the “Company Stock”), of the Company, set forth opposite the Stockholder’s signature on such Stockholder’s signature page hereto (all such shares set forth opposite the Stockholder’s signature, together with any shares of Company Stock that are hereafter issued to or otherwise acquired, held of record or beneficially owned by the Stockholder prior to the termination of this Agreement being referred to as the “Subject Shares” of the Stockholder);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified in accordance with its terms, the “Merger Agreement”), which provides for the merger of the Company with and into Parent (the “Merger”), with Parent surviving the Merger (sometimes hereinafter referred to as the “Surviving Corporation”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Voting and Transfer of Company Stock

1.1 Written Consent. No later than 11:59 p.m. New York City time on May 10, 2017, each Stockholder shall execute and deliver to the Company a written consent in the form attached hereto as Annex A (the “Written Consent”) with respect to the Subject Shares.

1.2 Voting. Each Stockholder shall cause to be present and counted and shall vote (or cause to be voted or acted upon by written consent with respect to) all Subject Shares at any meeting of the stockholders of the Company or any adjournment thereof, and in any action proposed to be taken by written consent of stockholders of the Company against any merger, consolidation, sale of all or substantially all of the consolidated assets of the Company, recapitalization or other business combination involving the sale of the Company, other than the Merger, in each case, solely to the extent such action would reasonably be expected to materially impede, interfere with or delay the consummation of the Merger. Stockholder agrees that it will not revoke any consent previously executed.

1.3 Proxy. Each Stockholder, with respect to the Subject Shares, hereby irrevocably constitutes and appoints Parent, with full power of substitution, as the Stockholder’s true and lawful attorney in fact and proxy, for and in the Stockholder’s name, place and stead, to vote, at any time during the period beginning on the date of this Agreement and ending immediately prior to the earlier of the Effective Time and the termination of this Agreement, each Subject Share as the Stockholder’s proxy, at every meeting of the stockholders of the Company and to execute and deliver on behalf of the Stockholder any written consent relating to each Subject Share that may be required in order to cause the Stockholder to perform the covenants, in each case solely as set forth in Sections 1.1 and 1.2. The proxy described in this Section 1.3 is limited solely to the voting of Subject Shares (or acting by written consent with respect thereto) solely in order to cause each Stockholder to perform the covenants set forth in Sections 1.1 and 1.2. This proxy is delivered in connection with the Merger, is coupled with an interest, including for the purposes of Section 212 of the General Corporation Law of the State of Delaware (“DGCL”), revokes any and all prior proxies granted by each Stockholder with respect to the Stockholder’s Subject Shares and is irrevocable, provided that this proxy shall automatically terminate upon the termination of this Agreement.

1.4 No Transfer. During the period beginning on the date of this Agreement and ending immediately prior to the earlier of the Effective Time and the termination of this Agreement, the Stockholder shall not, directly or indirectly: (a) sell, convey, transfer, pledge or otherwise encumber or dispose of any Subject Shares or any capital stock of any of the Company’s Subsidiaries; (b) deposit any Subject Shares or capital stock of the Company’s Subsidiaries into a voting trust or enter into a voting agreement or any other arrangement with respect to any such shares or purport to grant any proxy with respect thereto; (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Subject Shares or capital stock of the Company’s Subsidiaries; (d) otherwise permit any Liens to be created on any Subject Shares or capital stock of the Company’s Subsidiaries (other than Liens under securities laws and the Amended and Restated Stockholders’ Agreement of the Company (the “Existing Stockholders Agreement”) or (e) commit or agree to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, that the foregoing shall not prohibit Transfers between a Stockholder and any of its Affiliates so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Annex B. Any Transfer or action in violation of this Section 1.4 shall be void ab initio.

1.5 Stop Transfer. The Company hereby acknowledges the restrictions on the Transfer of Subject Shares and capital stock of the Company’s Subsidiaries contained in Section 1.4. The Company agrees not to register any Transfer of any certificate or uncertificated interest representing any Subject Shares or capital stock of the Company’s Subsidiaries by any Stockholder made in violation of the restrictions set forth in Section 1.4.

1.6 Waiver of Appraisal Rights. Each Stockholder hereby agrees not to exercise, and irrevocably and unconditionally waives, any rights of appraisal provided under Section 262 of the DGCL with respect to the Merger and agrees not to dissent with respect to the Merger.

1.7 Public Announcements; Filings; Disclosures. Neither the Company nor Parent, on the one hand, nor any Stockholder, on the other hand (nor any of their respective Affiliates), shall issue any press release or make any public announcement with respect to this Agreement, the Stockholders’ Agreement, or the Transactions without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any listing agreement with a national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with the other party before making any such public announcements; provided, that no party will be required to obtain the prior approval of or consult with the other party in connection with any such press release or public announcement if (a) the Parent Board has effected a Parent Recommendation Change in accordance of Section 5.2(g) of the Merger Agreement, (b) such press release or public announcement consists solely of information previously disclosed in all material respects in a previously distributed press release or public announcement or (c) in connection with any dispute between the parties regarding this Agreement, the Stockholders’ Agreement or the Transactions. Each Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, any information statement to shareholders or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any other transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Stockholder’s Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement and the Stockholders’ Agreement; provided, that Parent and the Company shall consult with the Stockholder in good faith and give the Stockholder and its legal counsel a reasonable opportunity to review and comment on such filings or disclosures prior to being made public. Notwithstanding anything to the contrary herein, the Stockholder and its Affiliates shall be permitted to report and disclose the status of the transactions contemplated by the Merger Agreement to its respective direct and indirect limited partners in connection with information or reporting activities of the kind customarily provided by the Stockholder or such Affiliate to such limited partners, but only if such limited partners are subject to customary confidentiality obligations and use restrictions.

1.8 Non-Solicitation.

(a) No Solicitation or Negotiation. Each Stockholder agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall use its reasonable best efforts to instruct and cause its and its Affiliate’s Representatives not to, directly or indirectly:

(i) initiate, solicit, or knowingly encourage or assist any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Acquisition Proposal, including by way of furnishing or otherwise making available any non-public information or data concerning the Company or its Subsidiaries or any assets owned (in whole or in part) by the Company or its Subsidiaries;

(ii) engage in, continue or otherwise participate in any discussions, communications or negotiations with any Person concerning any Company Acquisition Proposal;

(iii) enter into any agreement or agreement in principle (in each case, whether written or oral) with any person concerning a Company Acquisition Proposal; or

(iv) otherwise knowingly facilitate any effort or attempt by any Person to make a proposal or offer concerning a Company Acquisition Proposal.

Each Stockholder agrees that it shall, and shall cause its Affiliates and use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal, or proposal that would reasonably be expected to lead to Company Acquisition Proposal.

(b) Notice. Each Stockholder shall promptly notify Parent within 24 hours if (i) any proposal for, or inquiry respecting, any Company Acquisition Proposal is received by the Stockholder or any of its Affiliates or Representatives or (ii) any request for non-public information in connection with such a proposal or inquiry is received by the Stockholder or any of its Affiliates or Representatives, in each case indicating in reasonable detail the identity of such Person making such inquiry, proposal, or request and the material terms and conditions of any proposals or offers, including, if applicable, copies of any written requests, proposals or offers, including proposed agreements or term sheets sent or provided by any third party) and thereafter shall keep Parent informed in all material respects on a reasonably current basis of the status and terms of any such inquiries, proposals, offers or requests (including any change to the material terms thereof.

(c) Affiliates. For purposes of this Section 1.8, neither the term “Representative” nor the term “Affiliate” shall include (i) any portfolio company in which the Stockholder or any of its investment fund affiliates have made a debt or equity investment to the extent it is not a holder of Shares and does not control a holder of

Shares, or (ii) any Person (including any group or business division of such Person) who has not been made aware of the Merger Agreement, the Merger or the Transactions (which shall include the Stockholder’s or the Stockholder’s affiliates’ operating or portfolio companies notwithstanding that an individual with knowledge of the Merger Agreement, the Merger or the Transactions may serve as a director of such operating or portfolio company; provided that such operating or portfolio company does not act at the direction of such director with respect to any matters contemplated hereby). Each Stockholder agrees that it and its Representatives and Affiliates will not cause or attempt to cause any Person described in clause (i) or (ii) to take any action that the Stockholder or its Representatives or Affiliates could not take pursuant to this Agreement.

1.9 Related Party Agreements. Each Stockholder and its Affiliates and Subsidiaries shall take all actions necessary to (i) terminate all Related Party Agreements of the Company and/or any of its Subsidiaries that are not set forth on Section 5.15 of the Company Disclosure Schedule, with such termination to be effective as of the Closing and (ii) cause all liabilities of the Company and its Subsidiaries under any and all Management Agreements to be extinguished immediately prior to the Closing, without any payment by or liability of the Company or any of its Subsidiaries therefor.

1.10 Further Assurances. Each Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

ARTICLE II

Release

2.1 General Stockholder Release. Effective as of the Closing, each Stockholder agrees to the release provisions set forth in Annex C hereto which shall be incorporated by reference into this Agreement upon such effectiveness.

2.2 General Parent Release. Effective as of the Closing, each of Parent and the Company, on behalf of itself and its Affiliates, hereby releases, remises and forever discharges any and all rights, claims and Losses of any type that it or any of its Affiliates has had, now has or might now or hereafter have against the Stockholders, and its past, present and future representatives, Affiliates, stockholders, Subsidiaries, successors and assigns in respect of, relating to or arising contemporaneously with or prior to the Closing (the “Parent Released Claims”). The parties acknowledge that this Section 2.2 is not an admission of liability or of the accuracy of any alleged fact or claim. The parties expressly agree that this Section 2.2 shall not be construed as an admission in any proceeding as evidence of or an admission by any party of any violation or wrongdoing. Notwithstanding the foregoing, nothing contained herein will extend to claims relating to (i) any breach or alleged breach of the Merger Agreement, the applicable Stockholders Agreement or this Agreement or any of the provisions set forth therein or herein or (ii) transactions with portfolio companies of a Stockholder or any of its Affiliates that are not related to the Transaction.

ARTICLE III

Representations and Warranties of the Stockholders

Each Stockholder hereby represents and warrants to the Company and Parent as follows:

3.1 Organization; Authorization. The Stockholder, if it is an entity, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization. The Stockholder has all requisite individual or entity (as applicable) capacity, power and authority to execute and deliver this Agreement and to perform, his, her or its obligations under this Agreement. With respect to a Stockholder that is an entity, the execution and delivery of this Agreement and the Stockholder’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or other organizational action on the part of the Stockholder and no other corporate or other organizational action on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or for the Stockholder to perform its obligations under this Agreement. No approval by any holder of the Stockholder’s equity, membership or other interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent and the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). When executed and delivered by the Stockholder in accordance with Section 1.1, the Written Consent shall have been duly executed and delivered by and on behalf of the Stockholder.

3.2 Governmental Filings; No Violations; Certain Contracts.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution and delivery of this Agreement or the Written Consent, except for (i) as required under the HSR Act or under any other applicable antitrust Law, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) any filings and approvals required under the rules and regulations of NASDAQ and (iv) such consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably likely to prevent, materially delay or materially impair the performance of the Stockholder’s obligations under this Agreement.

(b) The execution and delivery by the Stockholder of this Agreement or the Written Consent does not, and the compliance with the provisions hereof will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (A) the organizational documents of the Stockholder, (B) any Contract to which the Stockholder is a party or by which the Stockholder or any of their respective properties or assets may be bound or (C) any Law applicable to the Stockholder or by which the Stockholder or any of its properties or assets may be bound.

3.3 Litigation. There are no Actions pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal or otherwise interfering with, the performance of the Stockholder’s obligations under this Agreement, except as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement or to consummate the transactions contemplated hereby.

3.4 Ownership of Company Stock; Voting Power. The Stockholder’s signature page hereto correctly sets forth the number of Subject Shares held of record and beneficially by the Stockholder as of the date of this Agreement. The Stockholder is the record and sole beneficial holder of all of its Subject Shares and has full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement, (b) the Existing Stockholders Agreement and (c) any applicable restrictions on transfer under the Securities Act, including the rules and regulations promulgated thereunder, or any “blue sky” laws of the various states of the United States. Except pursuant to this Agreement or the Merger Agreement or as set forth in the Company’s Certificate of Incorporation or the Existing Stockholders Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares.

3.5 Additional Company Stock. The Stockholder hereby agrees to promptly notify (and in any event within two (2) business days) the Company and Parent of the number of any additional shares of Company Stock with respect to which record or beneficial ownership is acquired by the Stockholder, if any, after the date hereof, by transfer or any other mechanism, except with respect to transfers solely among the Stockholder and its Affiliates. Any such Company Stock shall automatically become subject to the terms of this Agreement as though owned by the Stockholder as of the date hereof.

3.6 Reliance. The Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

3.7 Finder’s Fees. Other than Credit-Suisse Securities (USA) LLC, no agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

3.8 Accredited Investor. The Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Stockholder and Parent as follows:

4.1 Organization, Good Standing. The Company is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization.

4.2 Corporate Authority. The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Company’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

ARTICLE V

Representations and Warranties of Parent

Parent hereby represents and warrants to the Stockholders and Company as follows:

5.1 Organization, Good Standing. Parent is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization.

5.2 Corporate Authority. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Parent’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or for Parent to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

ARTICLE VI

General Provisions

6.1 Termination. This Agreement and all obligations, covenants and agreements contained herein, including the voting agreements contemplated hereby and the proxies granted hereunder, shall automatically terminate and cease to be effective at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VII thereof; (c) the effective date of a written agreement of the parties hereto terminating this Agreement; and (d) with respect to a Stockholder, the date of any modification or amendment to the Merger Agreement, as in effect on the date hereof, in a manner that reduces the amount and/or form of consideration payable thereunder to the Stockholder or otherwise adversely effects the Stockholder in any material respect without the prior written approval of the Stockholder; provided, however, that in the case of any termination pursuant to clause (a) of the previous sentence, Sections 1.6 (Waiver of Appraisal Rights), 1.7 (Public Announcement), 1.10 (Related Party Agreements), 1.11 (Further Assurances), ARTICLE II and this ARTICLE VI shall survive such termination hereof.

6.2 Amendment. This Agreement may not be revoked, modified or amended except by written instrument executed and delivered by duly authorized officers of each of Parent, the Company and each Stockholder that is party hereto.

6.3 Extension; Waiver. At any time prior to the termination of this Agreement, any party hereto, by duly authorized action, may, to the extent legally allowed, on behalf of such party: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made by such other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

6.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by email or overnight courier:

If to Parent:

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604

Attention: Chris Gaenzle, Chief Administrator & General Counsel

Email: Chris.Gaenzle@INCResearch.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Krishna Veeraraghavan and Scott Crofton

Email: veeraraghavank@sullcrom.com; croftons@sullcrom.com

If to the Company:

Double Eagle Parent, Inc.

470 Atlantic Avenue, 11th floor

Boston, MA 02210

Attention: Eric Green, General Counsel

Email: Eric.Green@inventivhealth.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello and Sachin Kohli

Email: michael.aiello@weil.com; sachin.kohli@weil.com

If to the Stockholders:

c/o Advent International Corporation

75 State Street

Boston, MA 02109

Attention: John Maldonaldo and James Westra

Email: jwestra@AdventInternational.com;

   jmaldonado@AdventInternational.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello and Sachin Kohli

Facsimile: (212) 310-8007

Email: michael.aiello@weil.com; sachin.kohli@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by electronic mail; or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

6.6 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in the Court of Chancery of the State of Delaware, or if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial

Division); provided, that if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, such action or proceeding shall be heard in the United States District Court for the District of Delaware (the “Selected Courts”). The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7 Specific Performance. The parties hereby agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Selected Courts, this being in addition to any other remedy to which such party is entitled at Law or in equity.

6.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

6.9 Entire Agreement. This Agreement, the Merger Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Stockholders’ Agreement and the documents and instruments and other agreements among the applicable parties hereto as contemplated by or referred to herein and therein constitute the entire agreement among the applicable parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the applicable parties with respect to the subject matter hereof and thereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING ANY SCHEDULES HERETO), THE STOCKHOLDERS’ AGREEMENT AND THE MERGER AGREEMENT, NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES TO ANY OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT, THE STOCKHOLDERS’ AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANOTHER PARTY OR SUCH OTHER PARTY’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING AND EACH HEREBY DISCLAIMS RELIANCE UPON ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE BY, OR MADE AVAILABLE BY, THE OTHER PARTY OR THE OTHER PARTY’S REPRESENTATIVES. No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

6.10 No Third Party Beneficiaries. Except with respect to Sections 2.1 and 2.2, the parties hereto agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein.

6.11 Fees and Expenses. Except as otherwise set forth in this Agreement or in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the party incurring such expenses whether or not the Merger is consummated.

6.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

6.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties to this Agreement. Any purported assignment in violation of this Agreement is void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

6.14 No Limits on Discretion. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any affiliate, member, partner, employee, officer or director thereof, if any such person is serving on the board of directors of the Company or its Subsidiary, from exercising such Person’s duties and obligations as a director of the Company or its Subsidiary or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company or its Subsidiary. Each Stockholder is executing this Agreement solely in the Stockholder’s capacity as a record or beneficial holder of Company Stock.

6.15 Interpretation; Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.15 Non-recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to the non-performance this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities and Persons that are expressly identified as parties in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates (other than the Company) of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Agreement or in respect of any representations made or alleged to be made in connection herewith or therewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Nothing herein precludes the parties or any Non-Recourse Parties from exercising any rights, and nothing herein shall limit the liability or obligations of any Non-Recourse Party, in each case under the Merger Agreement, Stockholders Agreements or any other agreement to which they are specifically a party or an express third party beneficiary thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

double Eagle parent, INC.

By:	/s/ Brandon Eldredge
Name:	Brandon Eldredge
Title:	Senior Vice President, Corporate Strategy & Development

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INC RESEARCH HOLDINGS, INC.

By:	/s/ Alistair Macdonald
Name:	Alistair Macdonald
Title:	Chief Executive Office

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DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

By:	Double Eagle GP, LLC,
its General Partner
By:	Advent International Corporation,
its Sole Member

By:

	Name:	James Westra
	Title:	Managing Partner

Total number of Subject Shares held of record by Stockholder as of May 10, 2017: 6,307,341

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ADVENT INTERNATIONAL GPE VIII – C LIMITED PARTNERSHIP
By:	GPE VIII GP (Delaware) Limited Partnership, General Partner
By:	Advent International GPE VIII, LLC, General Partner
By:	Advent International Corporation, Manager

By:

	Name:	James Westra
	Title:	Managing Partner

Date: May 10, 2017

Total number of Subject Shares held of record by Stockholder as of May 10, 2017: 109,654

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